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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of BP p.l.c. and to the incorporation by reference therein of our report dated March 14, 2001, with respect to the consolidated financial statements of Atlantic Richfield Company as of and for the year ended December 31, 2000, included in BP p.l.c.'s filing on Form 6-K dated February 19, 2001, filed with the Securities and Exchange Commmission.

/s/ Ernst & Young LLP
Chicago, IL
February 21, 2002